Oclaro, Inc.
Restricted Stock Award Grant Notice
Fourth Amended and Restated 2001 Long-Term Stock Incentive Plan

Oclaro, Inc. (the “Company”) hereby awards to Participant the number of restricted stock awards (“Shares”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Award Grant Notice (the “Notice”), the Fourth Amended and Restated 2001 Long-Term Stock Incentive Plan (the “Plan”) and the Restricted Stock Agreement (the “Agreement”), both of which are attached hereto and incorporated in their entirety. Capitalized terms not explicitly defined in this Notice but defined in the Plan or the Agreement will have the same definitions as in the Plan or the Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.
Participant:

Date of Grant:

Number of Shares:

Vesting
Commencement

Date:	[Date of Grant]

Vesting Schedule:	[This Award will vest, subject to the Participant’s continued service with the Company, as follows: _____________________________________________________________.]

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Notice, the Agreement, the Plan and the prospectus for the Plan. Participant further acknowledges that the Shares are subject to restrictions on transfer and forfeiture provisions in the event that conditions specified in this Notice, the Agreement or the Plan are not satisfied prior to the end of the vesting schedule for this Award. As of the Date of Grant, this Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, or, if applicable instead, the severance benefit plan then in effect and applicable to Participant and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
Oclaro, Inc.                    Participant:
By:
Signature                    Signature
Title:                         Date:
Date:

Also Provided:	Agreement, Fourth Amended and Restated 2001 Long-Term Stock Incentive Plan, Prospectus

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OCLARO, INC.
Restricted Stock Award Agreement
Granted Under the Oclaro, Inc. Fourth Amended and Restated
2001 Long-Term Stock Incentive Plan

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made by and between Oclaro, Inc., a Delaware corporation (the “Company”), and you (the “Participant”), as of the Grant Date, which is set forth in the Notice of Grant (the “Notice”) provided to the Participant by the Company’s third-party equity plan administrator. Unless otherwise indicated, any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Oclaro, Inc. Fourth Amended and Restated 2001 Long-Term Stock Incentive Plan (the “Plan”) or the Notice.

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.Issuance of Shares.
In consideration of services rendered by the Participant to the Company or an Affiliate thereto and subject to the terms and conditions set forth in this Agreement, the Plan, and the Notice, the Company shall issue to the Participant the number of shares of common stock, $0.01 par value, of the Company as indicated in the Notice (the “Shares”). The Participant acknowledges and agrees that the Shares shall be subject to the forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement. The Shares shall be registered in the Participant’s name and shall be fully paid and nonassessable.
2.Vesting.
(a)Subject to Sections 2(b) and 2(c) hereof, the Shares granted under this Agreement shall vest in accordance with the schedule indicated on the Notice, provided that on each vesting date, the Participant is continuously employed by Company or an affiliate thereto on such vesting date.
(b)Notwithstanding anything herein to the contrary and subject to Section 2(c), in the event that the Participant ceases to be continuously employed by the Company or an affiliate thereto for any reason (including, without limitation, by reason of the Company’s (or applicable Affiliate’s) termination of Participant’s employment with or without Cause) prior to the final vesting date as indicated on the Notice, any Shares that remain unvested as of such termination date shall be immediately forfeited and cancelled.
(c)Notwithstanding anything herein to the contrary, if a Change in Control occurs after the Grant Date, and prior to the final vesting date as indicated on the Notice, then all unvested Shares shall immediately vest in full as of the Change in Control Date. For purposes of

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this Section 2(c), the term “Company” shall include any successor thereto in connection with a Change in Control.
3.Automatic Sale Upon Vesting.
(a)    Upon any vesting of the Shares pursuant to Section 2 hereof, the Company shall sell, or arrange for the sale of, or withhold, such number of Shares no longer subject to forfeiture under Section 2 as is sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the lapse of the forfeiture provisions (based on minimum statutory withholding rates for all tax purposes that are applicable to such income).

(b)    The Participant hereby appoints the General Counsel or other designated individuals of the Company as his/her attorney in fact to sell the Participant’s Shares in accordance with this Section 3. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale or withholding of the Shares pursuant to this Section 3.

(c)    The Participant represents to the Company, that as of the date hereof, he/she is not aware of any material non-public information about the Company or the Shares. The Participant and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Shares pursuant to this Section 3, consistent with the affirmative defense liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b-5-1(c) promulgated under such Act.

4.Restrictions on Transfer.
(a)    The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, until such Shares have vested.
(b)    The Company shall not be required (i) to transfer on its books any of the Shares which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.
5.Restrictive Legends.
All Shares subject to this Agreement shall be subject to the following restriction, in addition to any other restrictions that may be required under federal or state securities laws:
“The shares of stock represented by this certificate are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Award Agreement between the corporation and the registered owner of these shares (or his or her predecessor

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in interest), and such agreement is available for inspection without charge at the office of the Secretary of the corporation.”
6.Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement, and the Notice.
7.Withholding Taxes; No Section 83(b) Election.
(a)    Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, or other Tax-Related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant, including the grant or vesting, the subsequent sale of the Shares and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Shares to reduce or eliminate the Participant’s liability for Tax-Related Items or to achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
The Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer, if any. In this regard, the Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s compensation paid to the Participant by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, the Company may (A) sell or arrange for the sale of Shares that the Participant acquires to meet the withholding obligation for Tax-Related Items and/or (B) withhold Shares to satisfy the withholding obligation for Tax-Related Items, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s purchase of Shares that cannot be satisfied by the means previously described.

(b)    The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and other tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

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THE PARTICIPANT AGREES NOT TO FILE AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE WITH RESPECT TO THE ISSUANCE OF THE SHARES.
8.Nature of Grant. In accepting the grant, Participant acknowledges that:
(a)     the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan, this Agreement or the Notice;
(b)     the grant of the Shares is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares, or benefits in lieu of Shares, even if Shares have been granted repeatedly in the past;
(c)    all decisions with respect to future grants, if any, will be at the sole discretion of the Company;
(d)    the Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Participant’s employment relationship at any time with or without cause;
(e)    the Participant is voluntarily participating in the Plan;
(f)    the Shares are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Participant’s employment contract, if any;
(g)    the Shares are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long service awards, pension or retirement benefits or similar payments;
(h)     in the event that the Participant is not an employee of the Company or an affiliate thereto, the Shares grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Shares grant will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of the Company;
(i)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(j)     the value of the Shares may increase or decrease in value;

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(k)     in consideration of the grant of the Shares, no claim or entitlement to compensation or damages shall arise from termination or diminution in value of the Shares resulting from termination of the Participant’s employment with the Company or the Employer (for any reason whatsoever) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim; and
(l)     in the event of termination of the Participant’s employment prior to a vesting date, for purposes of Section 2 hereof, the Participant’s termination date shall be deemed to occur on the date that Participant is no longer actively employed and shall not be extended by any notice period mandated under the local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law).
9. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view the Data, request additional information about the storage processing of the Data, require any necessary amendments to Data or refuse or

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withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.
10.Miscellaneous.
(a)    No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by satisfaction of the vesting conditions and continuing service as an employee at the will of the Company (not through the act of being hired or being granted the Shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all.
(b)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)    Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company (the “Board”).
(d)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
(e)    Notice. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its office at 2560 Junction Avenue, San Jose, CA 95134 (Attention: Company Secretary). Each notice to the Participant shall be addressed to the Participant at the Participant’s last known address.
(f)    Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(g)    Entire Agreement. This Agreement, the Notice, and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

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(h)    Amendment. This Agreement may be amended or modified as provided for under the Plan, or upon a written instrument executed by both the Company and the Participant.
(i)    Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws. The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought only in the courts located in Santa Clara County, in the State of California or the federal district courts located within Santa Clara County, State of California, and the parties to this Agreement accept the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.
(j)    Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Compensation Committee of the Board shall be final and conclusive.
(k)    Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement and the Notice; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement and the Notice; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the grant of Shares and this Agreement shall be deemed accepted by the Participant without any further action on the part of the Participant unless the Participant otherwise provides notice to the Company in writing that he or she is rejecting the Award.
(l)    Delivery of Certificates. Subject to Section 3 hereof, the Participant may request that the Company deliver the Shares in certificated form with respect to any Shares that have ceased to be subject to forfeiture pursuant to Section 2.
(m)    No Deferral. Notwithstanding anything herein to the contrary, neither the Company nor the Participant may defer the delivery of the Shares.
(n)    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Shares and participation in the Plan or future Shares that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
(o)    Section 409A. The Shares are intended to be exempt from Section 409A of the Code pursuant to Treasury Regulation section 1.409A-1(b)(6) and this Agreement shall be interpreted consistent with this intent.

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(p)    Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:
(q)    “Cause” means: (i) the Participant’s continued failure to substantially perform his or her reasonable assigned duties as an employee of the Company; or (ii) the Participant’s engagement in illegal conduct or gross misconduct.
(r)    “Change in Control” means an event or occurrence set forth in any one or more of subsections (i) through (iv) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):
(i)    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (any such individual, entity or group, a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) fifty percent (50%) or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection 11(b)(iii) below; or
(ii)    such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the date of the execution of this Agreement or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or

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other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or
(iii)    the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (B) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, thirty percent (30%) or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
(iv)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(c)    “Change in Control Date” means the date upon on which a Change in Control occurs. Notwithstanding anything to the contrary herein, if (i) a Change in Control occurs, (ii) Participant’s employment with the Company is terminated prior to the date on which the Change in Control occurs, and (iii) it is reasonably demonstrated by Participant that such termination of employment (A) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement the “Change in Control Date” shall mean the date immediately prior to the date of such termination of employment.
(d)    “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and

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pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances of the date of determination, consistently applied.

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